Exhibit 10.19

EXECUTION VERSION

SIXTH AMENDMENT TO CREDIT AGREEMENT

AND SECOND AMENDMENT TO GUARANTY

(HILLSBORO ENERGY LLC)

This SIXTH AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO GUARANTY (this “Amendment”) is entered into as of August 16, 2013 (the “Execution Date”) by and among Hillsboro Energy LLC, as borrower (“Borrower”), Foresight Energy LLC, as guarantor (“Guarantor”), the undersigned Lender (constituting all Lenders under the Credit Agreement as of the Execution Date), Crédit Agricole Corporate and Investment Bank (formerly known as Calyon New York Branch), as Administrative Agent (in such capacity, together with its successors appointed pursuant to Section 11.7 of the Credit Agreement, “Administrative Agent”), and Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme (formerly known as CALYON Deutschland Niederlassung einer französischen Societé Anonyme), in its capacity as Hermes Agent (in such capacity, together with its successors appointed pursuant to Section 11.7 of the Credit Agreement, “Hermes Agent”). This Amendment is granted pursuant to and made under (a) that certain Credit Agreement, dated as of May 14, 2010 (as amended by the First Amendment to Credit Agreement dated as of June 17, 2010, the Second Amendment to Credit Agreement and First Amendment to Foresight Guaranty dated August 4, 2010, the Third Amendment to Credit Agreement dated as of September 24, 2010, the Fourth Amendment to Credit Agreement dated as of May 27, 2011 and the Fifth Amendment to Credit Agreement and First Amendment to Foresight Guaranty dated as of March 8, 2012) (prior to giving effect to this Amendment, the “Credit Agreement”), by and among Borrower, the Lenders from time to time parties thereto, Administrative Agent and Hermes Agent, and (b) that certain Guaranty, dated as of May 27, 2011 (as amended by the Fifth Amendment to Credit Agreement and First Amendment to Foresight Guaranty dated as of March 8, 2012) (prior to giving effect to this Amendment, the “Foresight Energy Guaranty”), by Guarantor in favor of Administrative Agent and Hermes Agent. Capitalized terms used herein without definition shall have the meanings ascribed to them in Section 1.1 of the Credit Agreement, and the interpretive provisions set forth in Section 1.2 of the Credit Agreement shall apply to this Amendment, mutatis mutandis, as if fully set forth herein.

RECITALS:

WHEREAS, on the Execution Date, the Guarantor is amending and restating its revolving credit facility in order to, among other things, upsize the revolving credit facility and add a term loan facility (the “Foresight Credit Agreement”);

WHEREAS, each of Borrower and Guarantor has requested that the Lenders, Administrative Agent and Hermes Agent agree to amend the Credit Agreement and the Foresight Energy Guaranty to conform and make consistent certain of the financial covenants and related financial definitions to and with those contained in the Foresight Credit Agreement; and

WHEREAS, the undersigned Lender (constituting all Lenders under the Credit Agreement as of the Execution Date), Administrative Agent and Hermes Agent are willing to amend the Credit Agreement and the Foresight Energy Guaranty as provided herein subject to the terms and conditions herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT:

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 3, each of the Borrower, the undersigned Lender (constituting all Lenders under the Credit Agreement as of the Execution Date), Administrative Agent and Hermes Agent hereby agrees as follows that:

(a) each reference to “Foresight Energy Secured Revolver” in the Credit Agreement be replaced with a reference to “Foresight Energy Secured Facility” and, further, that the definition of “Foresight Energy Secured Facility” be restated in its entirety as follows:

““Foresight Energy Secured Facility” means Indebtedness incurred or to be incurred by Foresight Energy LLC on or around August 23, 2013 in an aggregate principal amount not exceeding $950,000,000 under secured term and revolving credit facilities with Citibank, N.A., as administrative agent, and any full or partial refinancings, replacements, extensions, increases, modifications, renewals or amendments thereof in an aggregate principal amount not to exceed $1,250,000,000; provided that (a) the full amount of the obligations of Foresight Energy LLC thereunder shall be at all times jointly and severally guaranteed by each of Borrower, Sugar Camp Energy, LLC, Macoupin Energy LLC and Williamson Energy, LLC, together with pledges of each of their respective assets (excluding the Equipment, the Equipment Supply Agreements and certain related assets specified or to be specified in the Security Agreement and certain similar assets of Sugar Camp Energy, LLC), and (b) each of such entity’s respective obligations under such guaranties shall be subject to the limitation that the amount thereof will not exceed an amount necessary so as to avoid rendering such entity insolvent.”

(b) Section 8.16 of the Credit Agreement is hereby deleted in its entirety and replaced with “Reserved.”

(c) Section 9.14 of the Credit Agreement is hereby deleted in its entirety and replaced with “Reserved.”

(d) any pro forma compliance requirement with respect to any financial covenants under Section 9.14 of the Credit Agreement upon any action (including, without limitation, pursuant to Sections 9.1, 9.4 or 9.5 of the Credit Agreement) shall be deemed to have been satisfied.

(e) the definition of “Foresight Energy Bonds” is hereby restated in its entirety as follows:

““Foresight Energy Bonds” means Indebtedness anticipated to be incurred on or around August 23, 2013 by Foresight Energy, LLC in an aggregate principal amount not exceeding $600,000,000 under an unsecured bond issuance with Morgan Stanley, Citi, Barclays, JPMorgan, Goldman Sachs, Deutsche Bank and UBS Investment Bank acting as Joint Book-Running Managers, and any full or partial refinancings or add-on offerings thereof; provided that (a) the full amount of the obligations of Foresight Energy LLC thereunder shall be at all times jointly and severally guaranteed by each of Borrower, Sugar Camp Energy, LLC, Macoupin Energy LLC and Williamson Energy, LLC and (b) each of such entity’s respective obligations under such guaranties shall be subject to the limitation that the amount thereof will not exceed an amount necessary so as to avoid rendering such entity insolvent.”

2. AMENDMENTS TO FORESIGHT ENERGY GUARANTY. Subject to the satisfaction of the conditions set forth in Section 3, each of the Guarantor, the undersigned Lender (constituting all Lenders under the Credit Agreement as of the Execution Date), Administrative Agent and Hermes Agent hereby agrees as follows that:

(a) the following definition shall be inserted to Section 1.1 of the Foresight Energy Guaranty in proper alphabetical sequence:

“Senior Secured Leverage Ratio” is defined in the Foresight Energy Secured Facility as in effect on August 23, 2013.

(b) the definition of “Consolidated Cash Interest Charges” in the Foresight Energy Guaranty shall be amended by inserting the words “For the avoidance of doubt, for purposes of this definition, any interest attributable to any Excluded Sale Leaseback Obligations shall be excluded from Consolidated Cash Interest Charges” at the end thereof.

(c) Section 4.5 of the Foresight Energy Guaranty shall be amended by inserting the word “Consolidated” immediately prior to the words “Interest Coverage Ratio” in the first sentence of such Section.

(d) the chart in Section 4.5 of the Foresight Energy Guaranty shall be restated in its entirety as follows:

Fiscal Quarter Ending	Minimum Consolidated Interest Coverage Ratio
Fourth Quarter 2013 and Each Fiscal Quarter Thereafter	2.00:1.00

(e) Section 4.6 of the Foresight Energy Guaranty shall be restated in its entirety as follows:

“Section 4.6 Senior Secured Leverage Ratio. Not permit the Senior Secured Leverage Ratio as of the end of any fiscal quarter of the Guarantor to be above the maximum ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Maximum Senior Secured Leverage Ratio
Fourth Quarter 2013	3.50:1.00
First Quarter 2014	3.50:1.00
Second Quarter 2014	3.25:1.00
Third Quarter 2014	3.00:1.00
Fourth Quarter 2014 and Each Fiscal Quarter Thereafter	2.75:1.00

3. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Amendment shall become effective as of the date hereof only upon satisfaction of the following conditions precedent:

(a) the due execution and delivery of a counterpart signature page to this Amendment by each of Borrower, Guarantor, the undersigned Lender (constituting all Lenders under the Credit Agreement as of the date hereof), Administrative Agent and Hermes Agent;

(b) each of Administrative Agent and Lender shall have received reimbursement or payment of all reasonable and documented out-of-pocket and legal expenses required to be reimbursed or paid by Borrower or Guarantor hereunder or under any other Credit Document to the extent invoiced at least two (2) Business Days prior to the Execution Date; and

(c) the representations and warranties set forth in Section 4 shall be true and correct in all material respects (except that the representation and warranty set forth in Sections 4(g)(i) and (ii) shall be true and correct in all respects).

4. REPRESENTATIONS AND WARRANTIES. Each of Borrower and Guarantor hereby represents and warrants that, as of the date hereof, after giving effect to this Amendment:

(a) such Person has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, in the case of Borrower, the Credit Agreement, as modified by this Amendment (the “Amended Credit Agreement”), and, in the case of Guarantor, the Foresight Energy Guaranty, as modified by this Amendment (the “Amended Foresight Energy Guaranty”), and, in each case, the other Credit Documents to which it is a party;

(b) the execution and delivery of this Amendment by such Person and the performance of Borrower under the Amended Credit Agreement and Guarantor under the Amended Foresight Energy Guaranty, and, in each case, the other Credit Documents to which such Person is a party have been duly authorized by all necessary action on the part of such Person;

(c) the execution and delivery by such Person of this Amendment and the performance of Borrower under the Amended Credit Agreement and Guarantor under the Amended Foresight Energy Guaranty and, in each case, the other Credit Documents to which such Person is a party do not and will not violate any Applicable Law or any Contractual Obligation of such Person and will not result in, or require, the creation or imposition of any Lien on any of such Person’s properties or revenues pursuant to any Applicable Law or any such Contractual Obligation, except in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(d) this Amendment has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e) no material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated herein or the execution, delivery, performance, validity or enforceability of this Amendment;

(f) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default; and

(g) (i) in the case of Borrower, the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct in all material respects (except for any such representation or warranty that relates solely to a specific date, in which case, such representation or warranty was true and correct in all material respects as of such date), and (ii) in the case of Guarantor, the representations and warranties set forth in Section 3 of the Foresight Energy Guaranty are true and correct in all material respects (except for any such representation or warranty that relates solely to a specific date, in which case, such representation or warranty was true and correct in all material respects as of such date).

5. CONTINUING EFFECT; NO WAIVER; REFERENCES. All of the terms and provisions of the Credit Agreement, the Foresight Energy Guaranty and the other Finance Documents are and shall remain in full force and effect and are hereby ratified and confirmed. The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of (a) any provision of any Finance Document or (b) any right, power or remedy of Administrative Agent, Hermes Agent or Lender under any Finance Document, including rights, powers and remedies arising out of or relating to any existing Defaults or Events of Default, other than as expressly set forth herein. No course of dealing and no failure or delay by Administrative Agent, Hermes Agent or Lender in exercising any right, power or remedy under any Finance Document shall operate as a waiver thereof or otherwise prejudice the rights, powers or remedies of Administrative Agent, Hermes Agent or Lender. From and after the date hereof, (i) all references to the “Credit Agreement” contained in the Finance Documents shall be deemed to refer to the Amended Credit Agreement (as the same may be further amended, supplemented or modified from time to time) and (ii) all references to the “Foresight Guaranty” contained in the Finance Documents shall be deemed to refer to the Amended Foresight Energy Guaranty (as the same may be further amended, supplemented or modified from time to time).

6.SEVERABILITY. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate nor render unenforceable such provision in any other jurisdiction.

7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.WAIVER OF JURY TRIAL. BORROWER, GUARANTOR AND EACH LENDER PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.COUNTERPARTS. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall have the same effect as delivery of a manually executed counterpart hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

HILLSBORO ENERGY LLC, as Borrower

By:	/s/ Oscar Martinez
Name: Oscar Martinez
Title: SVP & CFO

FORESIGHT ENERGY LLC, as Guarantor

By:	/s/ Oscar Martinez
Name: Oscar Martinez
Title: SVP & CFO

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent

By:	/s/ Thomas W. Boylan
Name: Thomas W. Boylan
Title: Director

By:	/s/ Ted Vandermel
Name: Ted Vandermel
Title: Director

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK DEUTSCHLAND, NIEDERLASSUNG EINER FRANZÖSISCHEN SOCIÉTÉ ANONYME, as Hermes Agent

By:	/s/ Katharina Jacoby
Name:	Katharina Jacoby
Title:	Executive Director, Deputy Head of Commerical Banking & Trade

By:	/s/ Frank Schonherr
Name: Frank Schonherr
Title: General Manager